Exhibit 5.2

December 1, 2011

Coleman Cable, Inc.

1530 Shields Drive

Waukegan, Illinois 60085

Re:   Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as legal counsel to Technology Research Corporation, a Florida corporation (“TRC”), and Patco Electronics, Inc., a Florida corporation (“Patco”), in connection with the preparation and filing by Coleman Cable, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) of the Registrant’s Registration Statement on Form S-3 (File No. 333-177024) filed with the Commission on the date hereof (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the issuance and/or sale, as applicable, from time to time of an unspecified amount of securities of the Registrant consisting of the following securities of the Registrant, TRC, Patco, CCI International, Inc. (“CCI”), and other subsidiaries of the Registrant as may become guarantors under the Indentures (as defined below) from time to time in accordance with the respective terms thereof (together with TRC, Patco and CCI, collectively, the “Subsidiary Guarantors”), as applicable:

(i)	shares of common stock of the Registrant, par value $0.001 per share (the “Common Stock”), to be offered, issued and sold by the Registrant (the “Registrant Common Stock”);

(ii)	shares of preferred stock of the Registrant, par value $0.001 per share (the “Preferred Stock”);

(iii)	senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a Senior Indenture, a form of which shall be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement (as amended or supplemented, the “Senior Indenture”) to be entered into by and among the Registrant, and, to the extent that the Senior Debt Securities are to be guaranteed, the Subsidiary Guarantors, and the trustee named therein (the “Trustee”);

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Coleman Cable, Inc.

December 1, 2011

(iv)	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a Subordinated Indenture to be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into by and among the Registrant, and, to the extent that the Subordinated Debt Securities are to be guaranteed, the Subsidiary Guarantors, and the Trustee;

(v)	guarantees of the Debt Securities issued by the Subsidiary Guarantors (the “Guarantees”);

(vi)	warrants to purchase the Common Stock, the Preferred Stock or the Debt Securities (the “Warrants”) which will be pursuant to a warrant agreement to be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement to be entered into between the Registrant, and a bank or trust company as warrant agent;

(vii)	subscription rights to purchase the Common Stock, the Preferred Stock, the Debt Securities or other securities (the “Subscription Rights”);

(viii)	stock purchase contracts for the purchase of shares of the Common Stock (the “Stock Purchase Contracts”);

(ix)	stock purchase units consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the “Stock Purchase Units”; and

(x)	shares of Common Stock to be offered and sold by certain selling shareholders set forth in any prospectus contained in the Registration Statement or any supplement to the prospectus that may be filed under the Securities Act (the “Secondary Common Stock” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Guarantees, the Subscription Rights, the Stock Purchase Contracts and the Stock Purchase Units, the “Securities”).

We are members of the Bar of the State of Florida, and we have not considered, and do not herein express any opinion as to, the laws of any jurisdiction other than the Florida Business Corporation Act of the State of Florida as in effect on the date hereof, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. Without limiting the generality of the foregoing limitations (and without expanding in any way any of the opinions that are set forth in this letter), we express no opinion regarding the legality, validity, binding effect or enforceability of the Guarantees, any of the other Securities or any other agreement or document.

It is understood that the opinions set forth below are to be used solely in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect.

Coleman Cable, Inc.

December 1, 2011

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act. This opinion letter has been prepared and is to be construed in accordance with the Report on Standards for Opinions of Florida Counsel dated April 8, 1991, issued by the Business Law Section of The Florida Bar, as updated on September 4, 1998 (the “Report”). The Report is incorporated by reference into this opinion letter. For purposes of construing the Report, the “client” as referenced in the Report is TRC and Patco.

In rendering the following opinions, we have, with your permission, relied upon the following statements, documents and certificates of public authorities, third party service providers and/or the Registrant (collectively, the “Documents”):

(A)	A copy of TRC’s First Amended and Restated Articles of Incorporation as filed with the Registration Statement (“TRC Articles of Incorporation”);

(B)	A copy of Patco’s Articles of Incorporation as filed with the Registration Statement (“Patco Articles of Incorporation”);

(C)	A copy of TRC’s Bylaws as filed with the Registration Statement (“TRC Bylaws”);

(D)	A copy of Patco’s Bylaws as filed with the Registration Statement (“Patco Bylaws”);

(E)	Certificate of Status of each of TRC and Patco issued by the Department of State of Florida, each dated November 29, 2011 (collectively, the “Certificates of Status”);

(F)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated by reference; and

(G)	The prospectus prepared in connection with the Registration Statement (“Prospectus”).

In rendering the opinions set forth herein, we have relied, with your approval, as to factual matters that affect the opinions, solely on our examination of the Documents, and the statements, representations and warranties contained in the Documents, and have made no independent verification or investigation of or inquiry regarding the facts contained or asserted to be true or correct in any of the Documents (including the representations and warranties contained in the Documents). Without limiting the foregoing, with your approval we have not verified whether or not all of the steps in the organization, the chain of elections of officers or directors, the issuances and transfers of shares or share certificates, and/or the adoption of and/or amendments to the articles of incorporation and/or the bylaws of TRC, Patco or any other party, or comparable matters applicable at the time of or since the formation of TRC, Patco or such other party were performed in accordance with applicable law in effect when the actions were taken (and/or were taken in a regular and continuous manner), and we have relied on the presumption of regularity and continuity of such steps in rendering our opinions set forth in this letter.

Coleman Cable, Inc.

December 1, 2011

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth in the Report and this opinion letter, we are of the following opinions:

1. TRC has been incorporated under the Florida Business Corporation Act and its status is active.

2. Patco has been incorporated under the Florida Business Corporation Act and its status is active.

3. Each of TRC and Patco has requisite corporate power to execute, deliver, and perform the Guarantees.

Nothing contained in this letter shall be deemed to be an opinion other than those opinions set forth in the immediately preceding three enumerated paragraphs.

Qualifications and Limitations

The opinions expressed herein are subject in all respects to the following additional assumptions, qualifications, limitations, conditions and exclusions:

I. We express no opinion as to any of the Securities other than the Guarantees. With respect to the Guarantees, we express no opinion as to enforceability.

II. In rendering the opinions set forth in Paragraphs 1 and 2 above, we have relied solely upon the Florida Certificates of Status.

III. We have assumed that the terms of the Guarantees and the other Securities and of their issuance and sale, as applicable, will be duly established in conformity with the Indentures and reflected in appropriate documentation and, if applicable, executed and delivered by each party thereto, so as not to violate, conflict with or constitute or result in a breach under (a) any applicable law or public policy, (b) the organizational documents of the issuer thereof or (c) any agreement or instrument binding upon such issuer, and so as to comply with any requirement or restrictions imposed by any court or governmental body having jurisdiction over such issuer or applicable law or public policy.

IV. With respect to the Guarantees, we have assumed that TRC and Patco will receive adequate and sufficient consideration therefor, and such Guarantees will constitute valid and legally binding obligations of TRC and Patco enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

V. We have assumed that the final form of the Guarantees and all other documents for the Securities will not have any material differences from those customarily used in transactions of this type.

Coleman Cable, Inc.

December 1, 2011

This opinion is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

This opinion has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, or used, without our prior written consent.

We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the reference to us as local counsel under the heading “Legal Matters” in the Prospectus. In addition, we consent to Winston & Strawn LLP’s reliance as to matters of Florida law upon this opinion letter in connection with the rendering of its opinion of even date herewith concerning the Guarantees, but only to the extent of the opinions specifically set forth herein. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

The opinions set forth in this opinion letter are limited to matters expressly set forth and no opinion is to be implied or may be inferred beyond the matters expressly stated.

Respectfully submitted,

GUNSTER, YOAKLEY & STEWART, P.A.

/s/ Gunster, Yoakley & Stewart, P.A.